SRK Consulting (U.S.), Inc.
1125 17th Street, Suite 600
Denver, CO 80202
United States

T: +1 303 985 1333
F: +1 303 985 9947

denver@srk.com
www.srk.com

February 24, 2025

MP Materials Corp.
1700 S. Pavilion Center Drive, Suite 800
Las Vegas, Nevada 89135
Attention: Ryan Corbett
Chief Financial Officer

Dear Mr. Corbett:

Consent Letter – Mountain Pass Technical Report Summary

In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendments thereto (collectively, the "Form 10-K") to be filed by MP Materials Corp. (the "Company") with the U.S. Securities and Exchange Commission ("SEC"), SRK Consulting (U.S.), Inc. ("SRK"), hereby consents to:

(1) the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled "SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California" with an effective date of October 1, 2024, and a report date of February 19, 2025 (the "Technical Report Summary") that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K;

(2) the use of and references to SRK's name as a "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary; and

(3) the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by SRK, that SRK supervised its preparation of and/or that was reviewed and approved by SRK, that is included or incorporated by reference to the Form 10-K.

SRK is responsible for, and this consent pertains to the following sections of the Technical Report Summary:

- Portions of Sections 1, 10, 14, 18, 22, 23, 24, and 25
- Sections 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 17, 19, 20, 21

SRK also consents to the incorporation by reference in the Company's registration statements on Form S-8 (No. 333-252361) and Form S-3 (Nos. 333-251239 and 333-261954) of the above items as included in the Form 10-K.

Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of SRK as to the form and context in which it appears.

Yours faithfully,

SRK Consulting (U.S.), Inc.

This signature was scanned for the exclusive use in this document with the author's approval; any other use is not authorized.

Per: Fernando Rodrigues, BSc, MBA, MAusIMM, MMSAQP
Practice Leader, Principal Consultant